Exhibit 99.1

For Information Contact:

Martha Aviles

Corporate Communications Manager

512.744.9968

maviles@sigmatel.com

FOR IMMEDIATE RELEASE

SIGMATEL ANNOUNCES EARLY TERMINATION OF HART-SCOTT-RODINO ACT WAITING PERIOD

AUSTIN, Texas—(BUSINESS WIRE) – April 11, 2008 – SigmaTel, Inc. announced today that the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to SigmaTel’s proposed merger with a wholly-owned subsidiary of Freescale Semiconductor, Inc., expired on April 10, 2008 at 11:59 p.m. Eastern Daylight Time.

On February 4, 2008, SigmaTel and Freescale announced that they had entered into a definitive merger agreement for Freescale to acquire SigmaTel for $3 per share. Consummation of the merger remains subject to other customary conditions, including approval by SigmaTel’s stockholders.

SigmaTel will hold a special meeting of stockholders on Monday, April 21, 2008, at 9:00 a.m. Central Daylight Time at the offices of Vinson & Elkins L.L.P., located at The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas, for the purpose of voting on adoption of the merger agreement among SigmaTel, Freescale and the Freescale subsidiary. SigmaTel stockholders of record as of the close of business on Thursday, March 6, 2008, will be entitled to vote at the special meeting.

About Freescale Semiconductor: Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world’s largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com

About SigmaTel: SigmaTel is a fabless semiconductor company which designs, develops, and markets mixed-signal ICs for the consumer electronics market. The Company’s target market segments include portable media players, printers and digital televisions. SigmaTel provides complete, system-level solutions that include highly-integrated ICs, customizable firmware and software, software development tools and reference designs. The Company’s focus is on enabling customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high performance, quality products along with superior, worldwide customer service. www.sigmatel.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners.

SigmaTel is a registered trademark of SigmaTel, Inc. All other products and brand names as they appear in this release are trademarks or registered trademarks of their respective holders. All specifications may be changed without notice.

Caution Regarding Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the future. The forward-looking statements contained in this press release include statements about the conduct of Freescale after the transaction and the anticipated timing of the transaction. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual outcomes to differ materially from the expectations of Freescale and its management. For example, if SigmaTel’s stockholders do not approve the transaction, or if the necessary regulatory approvals are not obtained, the transaction will not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain SigmaTel’s stockholder approval, the inability to obtain, or meet specific conditions imposed for applicable regulatory approvals relating to the transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in Freescale’s and SigmaTel’s filings with the Securities and Exchange Commission (including Freescale’s Registration Statement on Form S-4/A filed on June 22, 2007 and Freescale’s and SigmaTel’s filings on Forms 10-K, 10-Q and 8-K). SigmaTel undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

SigmaTel has filed a definitive proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIGMATEL AND THE PROPOSED TRANSACTION. A definitive proxy statement was sent to security holders of SigmaTel seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by SigmaTel with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Martha Aviles at 512-744-9968.

SigmaTel’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the SigmaTel’s stockholders in connection with the proposed transaction. Information about SigmaTel’s directors and officers can be found in SigmaTel’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction.